UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015 (March 3, 2015)

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Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1831 Michael Faraday Drive
Reston, Virginia 20190
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2015, Learning Tree International, Inc. (the “Company”) entered into an Agreement (“Agreement”) to sell its subsidiary in France, Learning Tree International S.A. (“LTRE(FR)”), to Educinvest SPRL (“Buyer”) for consideration of € 1 (One Euro) (the “Sale Transaction”). The Sale Transaction was consummated on the same date that the Agreement was signed by the parties. The purchase price was established in recognition of the potential liabilities being assumed by Buyer related to continuation of the LTRE(FR) business. As part of the Sale Transaction, the Company and Buyer concurrently entered into a license agreement, dated March 3, 2015 (the “License Agreement”), as described in Item 8.01 below (the “Licensing Arrangement”).

After the closing of the Sale Transaction, the Company agreed to provide certain temporary services (“Temporary Services”) to Buyer, including the use of its website and the operational systems in place for a period of two years after the closing date. The Agreement also provided that, as soon as reasonably practicable following the closing of the Sale Transaction, a board meeting of LTRE(FR) shall be held to, among other things, (i) cause the change of the corporate name of LTRE(FR) to, “International Business Learning S.A.,” (ii) accept the resignations of officers of LTRE(FR) and for Buyer to appoint its representatives. Following the board meeting of LTRE(FR), the Company shall pay € 100,000 (One Hundred Thousand Euros) to LTRE(FR).

Following the closing of the Sale Transaction, the Company also agreed that during the term of the License Agreement it will not, without the prior written consent of Buyer, (i) establish a physical presence in mainland France in competition with the business of LTRE(FR) as carried on as of the closing of the Sale Transaction or (ii) solicit employees of LTRE(FR), except for persons responding to general recruitment advertisements not specifically targeting LTRE(FR).

Item 8.01 Other Events.

On March 3, 2015, the Company completed the sale of its French subsidiary, LTRE(FR), to Buyer pursuant to the terms of the Agreement. In connection with its entry into the Agreement, the Company and Buyer contemporaneously entered into the License Agreement, pursuant to which Buyer and certain of its affiliates, including the newly acquired LTRE(FR), received a license to use the Company’s name, other intellectual property and derivative works, including certain education materials, to market, promote and deliver classes, seminars and workshops in the information technology, and business and management skills fields. The license is limited to certain countries and has a period of mutual exclusivity of 10 years and an additional non-exclusive period of 10 years. Each party may elect at its discretion to extend the exclusivity period granted by it during this second period of 10 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Max Shevitz
Max Shevitz
President